                                                                     EXHIBIT 5.1

                  [FARRIS, VAUGHAN, WILLS & MURPHY LETTERHEAD]

                                                                November 6, 2003


QLT Inc.
887 Great Northern Way
Vancouver, BC
Canada V5T 4T5

                  RE:      QLT INC.
                           REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

We have acted as corporate counsel to QLT Inc., a British Columbia company (the "Company"), in connection with the registration by the Company pursuant to a registration statement (the "Registration Statement") on Form S-3 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of US$172,500,000 aggregate principal amount of the Company's 3% convertible senior notes due 2023 (the "Notes") and the Company's common shares without par value (the "Conversion Shares") issuable upon conversion of the Notes. The Notes were issued pursuant to an indenture, dated as of August 15, 2003 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee").

We have examined, but not participated in the preparation of, the Registration Statement. We have also examined the Indenture, the certificate for the Notes in global form and such other certificates, instruments, documents and records that we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In making our examination, we have assumed (a) the genuineness of all signatures (whether on originals or copies of documents); (b) the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as notarial, true, certified, conformed, photostatic or facsimile copies thereof; (c) the legal capacity at all relevant times of all natural persons; and (d) the truth, accuracy and completeness of the information, representations and warranties contained in the certificates, instruments, documents and records we have examined.

We are qualified to express opinions only with respect to the laws of the Province of British Columbia and the federal laws of Canada applicable therein. Except in reliance upon the opinion of Perkins Coie LLP described below, we express no opinion on the laws of any jurisdiction other than the Province of British Columbia and the federal laws of Canada applicable therein.

In expressing the opinion in paragraph 2 below, we have relied as to matters of the laws of the State of New York upon the opinion of Perkins Coie LLP, dated as of today, a copy of which is attached hereto. To the extent that such opinion is based on any assumption, is given in reliance on any document or made subject to any qualification or exception, this opinion given in reliance thereon is also based on such assumption, is given in reliance on such document and is subject to such qualification or exception.

Based on the foregoing, we are of the opinion that:

1. The certificate for the Notes in global form and the Indenture have been duly authorized, executed and delivered by the Company.

2. Assuming that the Notes were authenticated and delivered by the Trustee pursuant to the Indenture, the Notes constitute valid and binding obligations of the Company.

3. The Conversion Shares have been duly authorized by the Company and, when issued in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" therein. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours truly,


/s/ Farris, Vaughan, Wills & Murphy

                                November 6, 2003


Farris, Vaughan, Wills & Murphy
25th Floor, 700 West Georgia Street
Vancouver, B.C., Canada
V7Y 1B3

QLT Inc.
887 Great Northern Way
Vancouver, BC, Canada
V5T 4T5

RE:  QLT INC. REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

We have acted as special United States counsel to QLT Inc., a British Columbia company (the "COMPANY"), in connection with the registration by the Company pursuant to a registration statement (the "REGISTRATION Statement") on Form S-3 filed with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), of $172,500,000 aggregate principal amount of the Company's 3% convertible senior notes due 2023 (the "NOTES") and the Company's common shares without par value ("CONVERSION SHARES") issuable upon conversion of the Notes. The Notes were issued pursuant to an indenture, dated as of August 15, 2003 (the "INDENTURE") between the Company and The Bank of New York as Trustee (the "TRUSTEE").

We have examined the Registration Statement, the Indenture and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to all authentic original documents of all copies of documents submitted to us. We have further assumed the truth, accuracy and completeness of the information, representations and warranties contained in the documents and records we have examined.

With your permission, with respect to our opinion set forth in Paragraph 1 hereof, we have relied as to certain matters regarding the laws of Canada and the laws of the Province of British Columbia on the opinion of Farris, Vaughan, Wills & Murphy dated as of today as to the due authorization, execution and delivery of the Indenture and the certificate for the Notes, set forth in paragraphs thereof.

Based upon the foregoing, and subject to the assumptions and qualifications set forth herein, we are of the opinion that assuming that the Notes were authenticated and delivered by the Trustee pursuant to the Indenture, the Notes constitute valid and binding obligations of the Company.

We express no opinion as to enforceability of any right or obligation to the extent such right or obligation is subject to and limited by the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer or other laws affecting or relating to the rights of creditors generally.

We are qualified to practice law in the State of Washington and do not express any opinions herein concerning any laws other than the laws of the State of Washington and the laws of the State of New York.

In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,

                                        /s/ Perkins Coie LLP